                                                                   Exhibit 99.B9

                                  Law Offices
                          Greer, Herz & Adams, L.L.P.

                  a registered limited liability partnership
                      including professional corporations

                                One Moody Plaza
                            Galveston, Texas 77550

                           Galveston (409) 765-5525
                            Houston (713) 480-5278
                           Telecopier (409) 766-6424

                                April 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Judicial Plaza
Washington, D.C. 20549


  RE: American National Variable Annuity Separate Account ("Separate Account") Post-Effective Amendment No. 4 to Form N-4; File No. 333-10581; Opinion and Consent of Counsel

Gentlemen:

  We are counsel to American National Insurance Company ("ANICO"), the depositor of the Separate Account. As such, we participated in the formation of the Separate Account and the registration of such separate account with the Securities and Exchange Commission. Accordingly, we are familiar with the corporate records, certificates, and consents of officers of ANICO as we have deemed necessary or appropriate for the purpose of this opinion.

  Based upon the foregoing, and our consideration of such other matters of fact and questions of law as we have deemed necessary and proper in the circumstances, we are of the opinion that:

  1. ANICO is a duly organized and existing corporation under the laws of the State of Texas and that its principal business is to be an insurer.

  2. The Separate Account is a duly organized and existing separate account of ANICO under the laws of the State of Texas and is registered as a unit investment trust under the Investment Company Act of 1940.

  3. The Variable Annuity Contracts registered by this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 (File No. 333-10581) will, upon issuance thereof, be validly authorized and issued.

  We hereby consent to the use of our opinion of counsel in the Post-Effective Amendment No. 4 to Form N-4 Registration Statement (File No. 333-10581) filed on behalf of the Separate Account. We further consent to the statements made regarding us and to the use of our name under the caption "Legal Matters" in the prospectuses constituting a part of such Post-Effective Amendment No. 4 to such Registration Statement.


                              Yours very truly,

                              GREER, HERZ & ADAMS, L.L.P.

                              /s/ Jerry L. Adams
                              -----------------------------
                              Jerry L. Adams

                                      32